UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	December 12, 2024

DARLING INGREDIENTS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-13323	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
            5601 N. MacArthur Blvd., Irving, Texas 75038
                (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock $0.01 par value per share	DAR	New York Stock Exchange	(“NYSE”)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Mr. Brad Phillips and Appointment of Mr. Robert Day

On December 12, 2024, Brad Phillips notified Darling Ingredients Inc. (the “Company”) that effective June 15, 2025 (the “Retirement Date”), he will retire from the Company, where he currently serves as Executive Vice President and Chief Financial Officer. Mr. Phillips will continue to serve as the Company’s Chief Financial Officer until such time as the Company files its Form 10-K for fiscal 2024, which is expected to occur on February 25, 2025 (the “2024 10-K Filing Date”). On the day immediately following the 2024 10-K Filing Date (the “Effective Date”), Mr. Phillips will cease to serve as the Company’s Chief Financial Officer and Robert Day, currently the Company’s Executive Vice President and Chief Strategy Officer, will become the Company’s new Executive Vice President and Chief Financial Officer. From the Effective Date to the Retirement Date, Mr. Phillips will no longer serve as an executive officer of the Company, but will remain employed to assist Mr. Day in his transition to his new role.

Mr. Day, age 55, joined the Company in August of 2023 as Executive Vice President and Chief Strategy Officer. Mr. Day has over 30 years executive management and investment banking experience in agriculture, soft and energy commodity industries. Prior to joining the Company, beginning in January 2023, he served as a partner at Ascendant Partners, an investment bank and advisory firm, where he was licensed with FINRA as a registered investment banking representative. From 2015 to 2022, Mr. Day was with Ceres Global Ag Corp., where he served as CEO from 2016 to 2022. Prior to that, he was Managing Director Asia at ED&F Man; and he held a variety of executive and senior management roles with Cargill, Incorporated in Asia, Latin America and the United States over a 19 year period. Mr. Day holds an MBA from St. Thomas University and a bachelor’s degree from the University of Minnesota.

There are no family relationships between Mr. Day and any director or executive officer of the Company. There are no related person transactions involving Mr. Day requiring disclosure under Item 404(a) of Regulation S-K.

Compensation Arrangements with Mr. Day

Under the compensation package provided to Mr. Day by the Company in connection with his new position, he will receive an annual base salary of $650,000. Mr. Day will continue to participate in the Company’s annual and long-term executive incentive programs. In addition, Mr. Day is already a party to (i) the Company’s form of Senior Executive Termination Benefits Agreement that the Company has entered into with each of its Executive Vice Presidents, a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 12, 2023, and a description of which is contained therein, and (ii) the Company’s standard form of Indemnification Agreement for directors and executive officers.

Item 7.01.    Regulation FD Disclosure.

On December 12, 2024, the Company issued a press release announcing, among other things, Mr. Phillips’ retirement and Mr. Day’s appointment, a copy of which is furnished as Exhibit 99.1 to this Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1    Press Release dated December 12, 2024.
104     Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INGREDIENTS INC.

Date: December 12, 2024	By:	/s/ John F. Sterling
John F. Sterling
Executive Vice President, General Counsel

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